Exhibit 8.1

HOGAN & HARTSON

L.L.P.

COLUMBIA SQUARE 555 THIRTEENTH STREET, N.W. WASHINGTON, DC 20004-1109 TEL (202) 637-5600 FAX (202) 637-5910 www.hhlaw.com

December 9, 2005

Board of Trustees

Republic Property Trust

1280 Maryland Ave., S.W.

Suite 280

Washington, D.C. 20024

Ladies and Gentlemen:

We have acted as counsel to Republic Property Trust, a Maryland real estate investment trust (the “Company”) in connection with the Company’s proposed offering of the Company’s common shares, par value $.01 per share (the “Offering”) as more fully described in the Company’s prospectus (the “Prospectus”) included as part of the Company’s registration statement on Form S-11 (Registration No. 333-128554) initially filed with the Securities and Exchange Commission on September 26, 2005, as amended through the date hereof (the “Registration Statement”).  In connection with the Offering, you have asked us to provide you with the opinions set forth below.

Basis for Opinions

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions.  Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following:  (1) the Prospectus; (2) a form of the First Amended and Restated Declaration of Trust of the Company, as filed as Exhibit 3.1 to the Registration Statement; (3) a form of the First Amended and Restated Agreement of Limited Partnership of Republic

Property Limited Partnership, (the “Operating Partnership”), as filed as Exhibit 10.1 to the Registration Statement; and (4) such other documents as we deemed necessary or appropriate.  The opinions set forth in this letter also are premised on certain written representations of the Company and the Operating Partnership contained in a letter to us dated on or about the date hereof (the “Management Representation Letter”).

We have made such legal and factual inquiries, including an examination of the documents set forth above, including the Prospectus and the Management Representation Letter, as we have deemed necessary or appropriate for purposes of rendering our opinions.  For purposes of rendering our opinions, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including the Prospectus and the Management Representation Letter.  We consequently have relied upon the representations in the Management Representation Letter and that the information presented in such documents or otherwise furnished to us is accurate and complete and have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.  We are not aware, however, of any facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein.  Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company.

In connection with our opinion, we have assumed, with your consent:

(1)            that all of the representations and statements set forth in the documents (including, without limitation, the Management Representation Letter) we reviewed are true, correct and complete, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Company’s Declaration of Trust, have been and will be performed or satisfied in accordance with their terms;

(2)            that any representation or statement made as a believe or made “to the knowledge of” or similarly qualified is correct and accurate, and that such representation or statement will continue to be correct or accurate without such qualification;

(3)            the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(4)            that the Company and each entity in which the Company owns an interest either directly or indirectly, (i) has been validly organized under the law of the state or other jurisdiction where it is purported to be organized, and (ii) will continue to be operated in the manner described in the relevant declaration of trust, partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the Prospectus and the Management Representation Letter;

(5)            that the Company is a validly organized real estate investment trust under the laws of the State of Maryland, each corporate affiliate is a validly organized limited liability company or duly incorporated corporation, as the case may be, under the laws of the state or country in which it is purported to be organized or incorporated, and each of the Operating Partnership and the other non-corporate subsidiaries of the Company are validly organized and validly existing partnerships or limited liability companies, as the case may be, under the applicable laws of the state in which it is purported to be organized.

Opinions

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, including, without limitation, the discussion in the next three paragraphs below, we are of the opinion that:

1.             the Company’s organization and proposed method of operation (as described in the Management Representation Letter and in the Prospectus, including the documents Incorporated by reference into and made part of the Prospectus) will enable it to meet the requirements for qualification and taxation as a REIT under the Code commencing on the closing of the Offering and continuing thereafter; and

2.             the discussion in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” to the extent it describes U.S. federal income tax law, is correct in all material respects.

We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter.  The Company’s qualification and taxation as a REIT will depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its share ownership.  We will not review the Company’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the operations of the Company or the entities in which the Company owns an interest, either directly or indirectly, the sources of their income, the nature of their assets, the level of the Company’s distributions to its shareholders and the diversity of the Company’s share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues.  This opinion letter has been prepared for your use in connection with the Offering and speaks as of the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to Hogan & Hartson L.L.P. under the captions “Material United States Federal Income Tax Considerations” in the Prospectus.  In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.